Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-181981 on Form S-8 of our reports dated March 9, 2017, relating to the consolidated financial statements of Tahoe Resources Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2016.

/s/ Deloitte LLP

Chartered Professional Accountants
March 15, 2017
Vancouver, Canada

Member of Deloitte Touche Tohmatsu Limited